CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion and incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 333-125751of First Trust Exchange-Traded Fund, comprising First Trust Dow Jones Select MicroCap Index(SM) Fund, First Trust Morningstar(R) Dividend Leaders(SM) Index Fund, First Trust IPOX-100 Index Fund, First Trust NASDAQ-100 Equal Weighted(SM) Index Fund, First Trust NASDAQ-100 Technology Sector Index(SM) Fund, First Trust AMEX(R) Biotechnology Index Fund, First Trust Dow Jones Internet Index (SM) Fund, First Trust DB Strategic Value Index Fund, First Trust Value Line(R) Equity Allocation Index Fund, First Trust Value Line(R) Dividend Index Fund, First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund, First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund, First Trust S&P REIT Index Fund, First Trust ISE Chindia Index Fund, First Trust ISE-Revere Natural Gas Index Fund, First Trust ISE Water Index Fund and First Trust Value Line(R) 100 Exchange-Traded Fund on Form N-1A of our report dated February 20, 2008, appearing in the Annual Report for the year ended December 31, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Miscellaneous Information" and "Financial Statements" in the Statement of Additional Information, which are a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Chicago, IL

April 25, 2008